EXHIBIT 99.1

Christopher S. Shackelton Joins LHC Group Board of Directors

LAFAYETTE, La., Nov. 16, 2012 (GLOBE NEWSWIRE) -- LHC Group Inc. (Nasdaq:LHCG), a national provider of post-acute care, has elected Christopher S. Shackelton to its board of directors. Shackelton will serve on the audit and corporate development committees of LHC Group's board.

Shackelton is co-founder and managing partner of Coliseum Capital Management, LLC, in Stamford, Conn. Coliseum is a private investment company that invests with a long-term orientation in undervalued companies. Coliseum focuses its capital and effort behind strong management teams and boards, demonstrating a willingness to work alongside companies to facilitate further value creation. Shackelton previously served as an analyst with both Watershed Asset Management, LLC, and Morgan Stanley & Co.

Shackelton has significant corporate directorship and charitable trusteeship experience. He serves on the board of directors of Providence Service Corp. and previously served on the board of directors of Rural/Metro Corp. and Interstate Hotels & Resorts Inc. In addition, he is a trustee for the W.S. Johnson Foundation and New Haven Community Outreach. Shackelton is a graduate of Yale University, where he earned a bachelor's degree in economics.

Shackelton said he looks forward to supporting LHC Group's continued growth and its vision to improve the quality of patient care in the United States by transforming the delivery of healthcare services.

"I welcome this opportunity to join the board of directors of a proven company with a demonstrated track record of success and a blueprint for continued growth and value creation," Shackelton said. "I am excited to contribute my experience and insight to an organization that I expect will play an increasingly vital role in our country's healthcare system in the coming years."

Keith G. Myers, LHC Group's chairman and CEO, said Shackelton is a valued addition to LHC Group's already-accomplished board of directors.

"We are honored to welcome Mr. Shackelton to our board, and we look forward to benefiting from his leadership and knowledge," Myers said. "His experience as a respected investor and executive will be a significant addition to our company as we seek to deliver value to our many stakeholders through our commitment to exceptional patient care, our industry-leading model of hospital partnership and our proven strategies for long-term growth and success."

About LHC Group Inc.

LHC Group Inc. is a national provider of post-acute care, providing quality, cost-effective health care to patients within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of post-acute healthcare services through home health, hospice and private duty locations in its home-based division and long-term acute care hospitals in its facility-based division.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about LHC Group's future financial performance and the strength of LHC Group's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Eric Elliott
         Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com

         Amy Stevens
         Media Relations
         (337) 233-1307
         amy.stevens@lhcgroup.com